UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 7, 2015

Date of Report (Date of Earliest Event Reported)

TILLY’S, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-35535	45-2164791
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10 Whatney

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

(949) 609-5599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Daniel Griesemer has stepped down from the board of directors (the “Board”) of Tilly’s, Inc. (the “Company”) and from his position as president and chief executive officer of the Company, effective October 7, 2015.

(c) On October 7, 2015, the Company issued a press release announcing the appointment of Edmond Thomas, age 62, to serve as the Company’s president and chief executive officer and as a member of the Board, effective October 12, 2015. The text of the press release is attached hereto as Exhibit 99.1.

Mr. Thomas previously served as the Company’s president and co-chief executive officer from September 2005 to October 2007. He most recently served as chief executive officer and director of The Wet Seal, Inc. from September 2014 to August 2015, and as a partner of KarpReilly, LLC, a private investment firm focused on small to mid-size growth companies, from February 2011 to August 2014. Mr. Thomas also served as president and chief executive officer of The Wet Seal, Inc. from October 2007 to January 2011. Mr. Thomas previously served on the boards of directors of The Wet Seal, Inc. from October 2007 to February 2011 and September 2014 to April 2015, of Comark, Inc. from June 2005 to June 2015, of New York & Company, Inc. from November 2011 to September 2014, of Sprinkles Cupcakes, Inc. from January 2013 to August 2014, of Trina Turk, Inc. from February 2011 to August 2014, of XS Cargo, Inc. from June 2011 to August 2014, of EbLens Inc. from November 2012 to August 2014, and of The Habit Burger Grill, Inc. from October 2011 to August 2014.

Under the terms of an offer letter entered into between the Company and Mr. Thomas on October 7, 2015 (the “Offer Letter”), Mr. Thomas will receive an initial annual base salary of $600,000, and he will be eligible for an annual performance-based bonus with a target opportunity of 100% of his annual base salary and a maximum opportunity of up to 200% of his annual base salary. In addition, in connection with Mr. Thomas’s commencement of employment, the Company will grant him non-qualified stock options to purchase 500,000 shares of the Company’s Class A common stock (the “Class A common stock”). The options will be granted on the first day of the Company’s open trading window following Mr. Thomas’s start date and will have an exercise price equal to the closing price per share of the Class A common stock on that date. The options will vest in four equal annual installments on each annual anniversary of the grant date, subject to continued service with the Company.

The Offer Letter also provides that, subject to approval by the Compensation Committee of the Board (the “Compensation Committee”), the Company will grant Mr. Thomas 50,000 options to purchase Class A common stock in each of the next four fiscal years, beginning in fiscal year 2016 (each, an “Annual Grant”). The Annual Grants will be made at the same time annual equity awards are granted to other senior executives. Subject to continued service with the Company, each Annual Grant will vest in four equal installments on each annual anniversary of the applicable grant date. In such years, Mr. Thomas will not be entitled to any other equity grant (unless determined otherwise by the Compensation Committee).

The Offer Letter provides that if the Company terminates Mr. Thomas’s employment without Cause in contemplation of a Change in Control (each as defined in the Offer Letter), as determined in the sole discretion of the Board, or within 90 days immediately following the consummation of a Change in Control, Mr. Thomas’s outstanding and unvested equity awards in the Company will accelerate in full upon such termination.

The Offer Letter contains customary non-competition and non-solicitation covenants that apply during the employment term and, with respect to certain non-solicitation covenants, during the three-year period following termination. The Offer Letter also contains a covenant to execute employee confidentiality and works for hire agreements and a non-disparagement covenant that covers the employment term and the five-year period following termination.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by the text of the agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

(e) In connection with Mr. Griesemer’s departure and in consideration of his release of any claims against the Company, on October 7, 2015, the Company entered into a separation and general release agreement (the “Separation Agreement”) with Mr. Griesemer. Pursuant to the terms of the Separation Agreement, Mr. Griesemer will be entitled to the following severance benefits consistent with the terms of his employment agreement: (i) $700,000, less tax and other required withholdings, payable in a series of 26 substantially equal installments for 12 months; (ii) an amount equal to Mr. Griesemer’s annual incentive bonus, if any, for fiscal year 2015 in an amount determined based on the Company’s performance and pro-rated for the number of days that Mr. Griesemer was employed by the Company in fiscal year 2015, less tax and other required withholdings and payable within 75 days after the end of fiscal year 2015; (iii) to the extent any portion of any stock option award made to Mr. Griesemer is unvested, the unvested options that would vest in the one-year period following the date of Mr. Griesemer’s departure will vest as of his departure date; (iv) any stock options vested and held by Mr. Griesemer as of the date of his departure will be exercisable until the earlier of the 90th day following his departure or the expiration date of such options; (v) 12,500 shares of the restricted stock unit grant made to Mr. Griesemer on March 23, 2015 will vest on the Effective Date (as defined in the Separation Agreement); (vi) $16,113, an amount equal to the present value of the Company’s contributions to Mr. Griesemer’s benefits under the Company’s health and other insurance plans for a 12-month period, less tax and other required withholdings, payable in a series of 26 substantially equal installments and continuing for 12 months, unless Mr. Griesemer becomes employed by another employer before such 12-month period expires; and (vii) $6,832 for personal property previously purchased by Mr. Griesemer that will be retained by the Company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by the text of the agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
10.1	Offer Letter, dated October 7, 2015, for Edmond Thomas
10.2	Separation and General Release Agreement, dated October 7, 2015, with Daniel Griesemer
99.1	Press release, dated October 7, 2015, regarding management changes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TILLY’S, INC.

Date: October 7, 2015	By:
/s/ Christopher M. Lal
	Name:	Christopher M. Lal

	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Offer Letter, dated October 7, 2015, for Edmond Thomas
10.2	Separation and General Release Agreement, dated October 7, 2015, with Daniel Griesemer
99.1	Press release, dated October 7, 2015, regarding management changes